Exhibit 32.3

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, I, J. Kerry Clayton, Interim President and Chief Executive Officer Emeritus of Assurant, Inc. (the “Company”), hereby certify that the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 3, 2008

/s/ J. Kerry Clayton
J. Kerry Clayton
Interim President and Chief Executive Officer Emeritus